EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statement (Form S-8 No. 333-205220) pertaining to the 2012 Stock Incentive Plan of N30 Pharmaceuticals, Inc., 2015 Equity Incentive Plan of Nivalis Therapeutics, Inc. and Employee Stock Purchase Plan of Nivalis Therapeutics, Inc.,

(2)	Registration Statement (Form S-8 No. 333-211197) pertaining to the Employment Inducement Awards, granted by Nivalis Therapeutics, Inc.,
(3)	Registration Statement (Post-Effective Amendment No. 1 on Form S-8 to Form S-4 No. 333-218134) pertaining to the Amended and Restated 2015 Stock Plan of Alpine Immune Sciences, Inc.,
(4)	Registration Statement (Form S-8 No. 333-223965) pertaining to the Amended and Restated 2015 Stock Plan, as amended, and the 2015 Equity Incentive Plan of Alpine Immune Sciences, Inc.,
(5)	Registration Statements (Form S-8 Nos. 333-225792, 333-230369, 333-237479, 333-239233, and 333-254446) pertaining to the 2018 Equity Incentive Plan of Alpine Immune Sciences, Inc.,
(6)	Registration Statements (Form S-8 Nos. 333-230372 and 333-258674) pertaining to the Stand-Alone Inducement Stock Option Grants of Alpine Immune Sciences, Inc.,
(7)
Registration Statement (Post-Effective Amendment No. 1 on Form S-3 to Form S-1 No. 333-244409) and related Prospectus of Alpine Immune Sciences, Inc. for the registration of 7,709,416 shares of its common stock,

(8)	Registration Statement (Form S-3 No. 333-256107) of Alpine Immune Sciences, Inc. to offer or sell securities for the aggregate offering price of up to $150,000,000, and
(9)	Registration Statement (Form S-3 No. 333-260971) and related Prospectus of Alpine Immune Sciences, Inc. for the registration of 9,680,844 shares of its common stock of our report dated March 17, 2022, with respect to the consolidated financial statements of Alpine Immune Sciences, Inc., included in this Annual Report (Form 10-K) of Alpine Immune Sciences, Inc. for the year ended December 31, 2021.

/s/ Ernst & Young

Seattle, Washington
March 17, 2022